UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2023

SK Growth Opportunities Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41432	98-1643582
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

228 Park Avenue S #96693 New York, New York	10003
(Address of principal executive offices)	(Zip Code)

(917) 599-1622

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-half of one redeemable warrant	SKGRU	The Nasdaq Stock Market LLC
Class A Ordinary Shares	SKGR	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	SKGRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On November 27, 2023, SK Growth Opportunities Corporation (“SK Growth”) filed a definitive proxy statement (the “Extension Proxy Statement”) for an extraordinary general meeting (the “Meeting”) of its shareholders originally scheduled to be held on December 22, 2023, at 11:00 a.m. Eastern Time to approve, among other things, an amendment to SK Growth’s amended and restated memorandum and articles of association (the “Articles”) to extend the date by which SK Growth has to complete an initial business combination from December 28, 2023 to September 30, 2024, or such earlier date as SK Growth’s board of directors may approve in accordance with the Articles. The board of directors of SK Growth has decided to postpone the Meeting to December 27, 2023, at 12:00 p.m., Eastern Time to allow additional time for SK Growth to engage with its shareholders.

In connection with the postponement of the Meeting, the deadline for shareholders to exercise their right to redeem their Class A ordinary shares for their pro rata portion of the funds available in SK Growth’s trust account, or to withdraw any previously delivered demand for redemption is extended, to 5:00 p.m., Eastern Time, on December 22, 2023. If a shareholder has previously submitted a request to redeem its Class A ordinary shares in connection with the Meeting and would like to reverse such request, such shareholder may contact SK Growth’s transfer agent, Continental Stock Transfer & Trust Company, at One State Street Plaza, 30th Floor, New York, New York 10004, Attn: Mark Zimkind (e-mail: mzimkind@continentalstock.com).

The postponed meeting will be held on December 27, 2023, at 12:00 p.m., Eastern Time, at the offices of Kirkland & Ellis LLP located at 601 Lexington Avenue, New York, NY 10022 and conducted remotely by teleconference. Shareholders can attend the postponed meeting by visiting https://www.cstproxy.com/skgrowthopportunities/2023. If you do not have access to the internet, you can listen only to the meeting by dialing 1 800-450-7155 (toll-free) (or +1 857-999-9155 if you are located outside the United States and Canada (standard rates apply)) and when prompted enter the pin number 8038267#. Please note that you will not be able to vote or ask questions at the Meeting if you choose to participate telephonically.

All of SK Growth’s shareholders of record as of the close of business on November 16, 2023, are entitled to vote at the Meeting. SK Growth’s shareholders who have not already voted, or wish to change their vote, are strongly encouraged to submit their proxies as soon as possible. Valid proxies previously submitted by shareholders will continue to be valid for purposes of the postponed Meeting. For more information on how to vote, please call the SK Growth’s proxy solicitor, Morrow Sodali LLC, at (800) 662-5200 for shareholders or (203) 658-9400 for bankers and brokers or email SKGR@info.morrowsodali.com.

Additional Information and Where to Find It

The Extension Proxy Statement was mailed to SK Growth’s shareholders of record on or about November 27, 2023. Investors and security holders of SK Growth are advised to read the Extension Proxy Statement because it contains important information about the Meeting and SK Growth. Investors and security holders of SK Growth may also obtain a copy of the Extension Proxy Statement, as well as other relevant documents that have been or will be filed by SK Growth with the Securities and Exchange Commission (the “SEC”), without charge and once available, at the SEC’s website at www.sec.gov or by directing a request to: SK Growth Opportunities Corporation, 228 Park Avenue S #96693, New York, NY 10003, Attention: Chief Financial Officer.

Participants in the Solicitation

SK Growth and certain of its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from SK Growth’s shareholders in respect of the proposals to be considered and voted on at the Meeting. Information concerning the interests of the directors and executive officers of SK Growth is set forth in the Extension Proxy Statement, which may be obtained free of charge from the sources indicated above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 19, 2023

SK GROWTH OPPORTUNITIES CORPORATION

By:	/s/ Derek Jensen
Name:	Derek Jensen
Title:	Chief Financial Officer

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